FIRST AMENDMENT
TO LOAN AGREEMENT

This First Amendment (this "Amendment") to the Loan Agreement dated as of March 8, 2021 among IntelGenx Corp. ("Borrower") and ATAI Life Sciences AG ("Lender") (as amended to the date hereof, the "Loan Agreement") is dated as of May 14, 2021. All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below);

WHEREAS, IntelGenx Technologies Corp. and the Lender entered into an Amended and Restated Securities Purchase Agreement dated May 14, 2021 (the "Purchase Agreement");

AND WHEREAS, pursuant to section 6.1(b)(i) of the Purchase Agreement, with respect to the Initial Closing only, the Lender must deliver the Loan Amendment, duly executed by the Lender;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. AMENDMENT.

Section 1 of the Loan Agreement is amended by amending and restating or adding in their entireties, as applicable, the following definitions in proper alphabetical order:

"Maturity Date" means the Business Day after the closing of the first subscription for Additional Units (as defined in the Purchase Agreement) under the Additional Units Warrant (as defined in the Purchase Agreement) and the Purchase Agreement and if the Additional Subscription Proceeds (as defined in the Purchase Agreement) at such closing amount to at least US$3,000,000 in the aggregate and such proceeds are paid in cash.

"Purchase Agreement" means the Amended and Restated Securities Purchase Agreement between IntelGenx Technologies Corp. and the Lender dated May 14, 2021, as amended, revised, or supplemented from time to time.

II. MISCELLANEOUS.

A. The Borrower acknowledges and confirms to the Lender that the Guaranty and all Liens granted by it pursuant to the Deed of Hypothec continue to guarantee and secure the obligations guaranteed and secured thereby notwithstanding the amendment and extension to the Maturity Date made herein.

B. The Borrower acknowledges and agrees that the Lender shall not have waived or be deemed to have waived any of its rights or remedies under any Loan Document, each of which shall remain in full force and effect in accordance with its terms.

C. This Amendment may be executed in any number of counterparts, including by electronic mail (including pdf or any electronic signature complying with Applicable Law), and by the various parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

D. This Amendment shall be governed by the laws of the State of New York, without reference to conflict of laws principles.

Balance of Page Intentionally Blank - Signatures on Next Page

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 IN WITNESS WHEREOF, each of the parties hereto, by their officers duly authorized, has executed this Amendment as of the date first above written.

INTELGENX CORP.

By:	/s/ Horst Zerbe
Name: Horst Zerbe Title: Chief Executive Officer

ATAI LIFE SCIENCES AG

By:	/s/ Florian Brand
Name: Florian Brand Title: Chief Executive Officer

Acknowledged and agreed:

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Andre Godin
Name: Andre Godin Title: President & Chief Financial Officer

[Signature Page – Loan Amendment]